UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 27, 2005
Knight Fuller, Inc.
(Exact name of Registrant as specified in its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

333-87968	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)

3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

818-559-4333
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (See General Instruction 1.2 below.)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On September 27, 2005, CenterStaging Musical Productions, Inc., a wholly owned subsidiary of Knight Fuller, Inc., notified the holders of its Convertible Promissory Notes Due December 31, 2005 of CenterStaging that CenterStaging had elected to convert, in full, the principal amount and all accrued interest on the Convertible Notes into shares of Knight Fuller common stock in accordance with the provisions of the Convertible Notes. Approximately $6,800,000 principal amount of notes were outstanding on the conversion date.

The “Conversion Price” (as determined in accordance with the provisions of the Convertible Notes) was $0.945 per share, which was 50% of the “Market Price” (as defined) of Knight Fuller common stock calculated over the ten trading days ended September 15, 2005.

Pursuant to the conversion, the holders of the Convertible Notes will receive 1,058 shares of Knight Fuller common stock for each $1,000 principal amount of the Convertible Notes, or approximately 7,200,000 shares in the aggregate. The holders also will receive a total of approximately 500,000 additional shares with respect to interest accrued on the Convertible Notes through September 27, 2005, the date of the conversion notice. As of September 27, 2005, Knight Fuller had outstanding approximately 48,004,004 shares of common stock. The shares issuable in connection with the conversion therefore will constitute approximately 16% of Knight Fuller’s outstanding common stock immediately prior to the conversion. See the discussion in Item 8.01, below.

CenterStaging sold and issued the Convertible Notes without registration under the Securities Act of 1933 in reliance upon exemptions from registration under Section 4(2) of the Securities Act and Regulation D thereunder. The Knight Fuller shares issuable upon the conversion of the Convertible Notes will be issued without registration under the Securities Act of 1933 in reliance upon the exemption from registration afforded by Securities Act Section 3(a)(9).

Item 8.01 Other Events

The shares of Knight Fuller common stock issuable in connection with the conversion of the CenterStaging Convertible Notes will constitute “restricted securities” within the meaning of Rule 144 under the Securities Act. As such, the shares will be able to be transferred or resold publicly by the holders, except pursuant to an effective registration statement under the Securities Act or in reliance upon Rule 144. Knight Fuller currently intends to file with the Securities and Exchange Commission a registration statement under the Securities Act of 1933 covering the possible resale of the shares by the holders, although the timing of the filing has not been determined. Resales of such shares by the holders could adversely affect the future trading prices of the Knight Fuller common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2005	KNIGHT FULLER, INC. By: /s/ Roger Paglia Roger Paglia, Chief Executive Officer